UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 27, 2020

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Columbia Sportswear Company (the “Company”) entered into a first amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated April 17, 2019 with Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender (“Wells Fargo”), and Bank of America, N.A., as a lender (together with Wells Fargo, the “Lenders”)(the “Credit Agreement”). The Amendment, which was dated March 26, 2020 and effective as of March 27, 2020, increases the maximum aggregate amount of revolving loans that the Company may borrow from the Lenders to $125 million through December 31, 2020. In addition, the Amendment contains certain customary provisions related to foreign asset control regulations, supported qualified financial contracts, ongoing beneficial ownership certification, reporting related to divided Delaware LLCs, and LIBOR benchmark fallbacks. Except as set forth in the Amendment, the terms of the Credit Agreement remain unchanged. All borrowings under the Credit Agreement are permitted to be voluntarily prepaid by the Company, provided that the Company must compensate the Lenders for, and hold the Lenders harmless from, any loss, cost or expense incurred by it as a result of such prepayment. The Lenders may accelerate any repayment of the obligations incurred by the Company under the Credit Agreement only in the event of default. Columbia Brands USA, LLC serves as guarantor for the obligations of the Company incurred under the Credit Agreement.

The Amendment, filed as exhibit 10.1 to this Form 8-K, is incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed under Item 1.01 is incorporated into this Item 2.03 by this reference.

On March 27, 2020, the Company borrowed $100 million under the Credit Agreement, as amended by the Amendment, which supplements $25 million that the Company has previously borrowed under the Credit Agreement. The Company expects to use the proceeds of the borrowings for working capital and general corporate purposes. The increased cash position resulting from the borrowings allows for greater financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
First Amendment to Amended and Restated Credit Agreement dated March 26, 2020, among Columbia Sportswear Company, Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender, and Bank of America, N.A., as a lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: April 1, 2020	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Senior Vice President and Chief Financial Officer